UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Myrexis, Inc. (the “Company”) 2010 annual meeting of stockholders held on November 11, 2010, at which a quorum was present, the stockholders of the Company voted on and approved the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 27, 2010: (1) to elect Adrian N. Hobden, Ph.D. and Timothy R. Franson, M.D. as Class I directors to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2013, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal (“Proposal 1”), and (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 (“Proposal 2”).

A plurality of the votes cast were voted for the elections of Dr. Hobden and Dr. Franson as directors, and the proposal to ratify the appointment of Ernst & Young LLP was approved by a majority of the shares voting affirmatively or negatively. The tabulation of votes with respect to the proposals was as follows:

Proposal 1 – Election of Directors:

	For	Withheld	Broker Non-Votes
Adrian N. Hobden, Ph.D.	10,664,415	697,291	7,010,766
Timothy R. Franson, M.D.	10,480,615	881,091	7,010,766

Proposal 2 – Ratification of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
18,282,494	63,003	26,975	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: November 15, 2010	/S/ ADRIAN N. HOBDEN
Adrian N. Hobden, Ph.D.
President and Chief Executive Officer

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